Exhibit 99.1

Stifel Reports First Quarter 2022 Results

ST. LOUIS, MO, April 27, 2022 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.1 billion for the three months ended March 31, 2022, compared with $1.1 billion a year ago. Net income available to common shareholders was $164.2 million, or $1.39 per diluted common share, compared with $164.7 million, or $1.40 per diluted common share for the first quarter of 2021. Non-GAAP net income available to common shareholders of $175.6 million, or $1.49 per diluted common share for the first quarter of 2022.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said, “Our quarterly revenue and earnings per share were the second highest first quarter results in the firm’s history. The strength of Stifel’s business model continues to be its diversity as record Global Wealth Management and Institutional Fixed Income transactional revenue helped to offset the headwinds in some of our businesses. The outlook for the remainder of 2022 is strong. We expect to benefit from our significant asset sensitivity and the continued growth in other business lines.”

Highlights

›	Second highest first quarter net revenues driven by higher asset management revenues, advisory revenues, net interest income, and fixed income transactional revenues.

›	Non-GAAP net income available to common shareholders of $1.49.

›	Record asset management revenues, up 23% over the year ago quarter.

›	Record net interest income, up 38% over the year ago quarter.

›	Recruited 39 financial advisors during the quarter, including 36 employee advisors and 3 independent advisors.

›	Bank loans up $1.1 billion, or 6%, sequentially, and $5.5 billion, or 44%, from the prior year.

›	Non-GAAP pre-tax margin of 22% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, we gained operating leverage as a result of the composition of revenues compared to the prior year.

›	Annualized return on tangible common equity (ROTCE) (5) of 24% in a volatile and uncertain market environment.

›	Client assets up 11% from the prior year.

Financial Summary (Unaudited)
(000s)	1Q 2022	1Q 2021
GAAP Financial Highlights:
Net revenues	$1,116,527	$1,134,789
Net income (1)	$164,229	$164,726
Diluted EPS (1)	$1.39	$1.40
Comp. ratio	60.3%	61.5%
Non-comp. ratio	19.4%	18.4%
Pre-tax margin	20.3%	20.1%
Non-GAAP Financial Highlights:
Net revenues	$1,116,587	$1,134,980
Net income (1) (2)	$175,587	$176,425
Diluted EPS (1) (2)	$1.49	$1.50
Comp. ratio (2)	59.5%	60.9%
Non-comp. ratio (2)	18.8%	17.7%
Pre-tax margin (3)	21.7%	21.4%
ROCE (4)	16.2%	18.8%
ROTCE (5)	23.8%	28.4%
Global Wealth Management (assets and loans in millions)
Net revenues	$681,725	$631,495
Pre-tax net income	$225,413	$223,231
Total client assets	$421,414	$378,615
Fee-based client assets	$157,910	$137,804
Bank loans (6)	$17,908	$12,422
Institutional Group
Net revenues	$431,363	$506,081
Equity	$251,264	$346,391
Fixed Income	$180,099	$159,690
Pre-tax net income	$96,628	$117,188

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $681.7 million for the three months ended March 31, 2022 compared with $631.5 million during the first quarter of 2021. Pre-tax net income was $225.4 million compared with $223.2 million in the first quarter of 2021.

Highlights

›	Recruited 39 financial advisors during the quarter, including 36 employee advisors, of which 13 were experienced advisors, and 3 independent advisors, with total trailing 12 month production of $18 million.

›	Client assets of $421.4 billion, up 11% over the year-ago quarter.

›	Fee-based client assets of $157.9 billion, up 15% over the year-ago quarter.

›	Bank loans of $17.9 billion, up 6% over the fourth quarter of 2021.

Net revenues increased 8% from a year ago:

›	Asset management revenues increased 23% over the year-ago quarter reflecting strong fee-based asset flows and higher asset values from a year ago.

›	Transactional revenues decreased 12% over the year-ago quarter reflecting a decrease in client activity from significantly elevated levels a year ago.

›	Net interest income increased 33% over the year-ago quarter driven by higher bank lending.

Total Expenses:

›	Compensation expense as percent of net revenues increased to 53.5% primarily as a result of higher compensable revenues.

›	Provision for credit losses was impacted by the growth in the loan portfolio, partially offset by reserve reductions.

›	Non-compensation operating expenses as a percent of net revenues increased to 13.4% primarily as a result of the increase in the provision for credit losses over the prior year.

Summary Results of Operations
(000s)	1Q 2022	1Q 2021
Net revenues	$681,725	$631,495
Asset management	341,613	278,109
Transactional revenues	176,320	201,104
Net interest income	156,760	117,775
Investment banking	5,147	13,549
Other income	1,885	20,958
Total expenses	$456,312	$408,264
Compensation expense	364,993	336,721
Provision for credit losses	8,240	(5,252)
Non-comp. opex	83,079	76,795
Pre-tax net income	$225,413	$223,231
Compensation ratio	53.5%	53.3%
Non-compensation ratio	13.4%	11.4%
Pre-tax margin	33.1%	35.3%

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Institutional Group

Institutional Group reported net revenues of $431.4 million for the three months ended March 31, 2022 compared with $506.1 million during the first quarter of 2021. Pre-tax net income was $96.6 million compared with $117.2 million in the first quarter of 2021.

Highlights

›	Investment banking pipeline at record levels.

Investment banking revenues decreased 23% from a year ago:

›	Advisory revenues of $181.4 million increased 39% over the year-ago quarter on higher completed advisory transactions.

›	Equity capital raising revenues decreased significantly from a year ago on lower issuances in line with market volumes in an uncertain market environment.

›	Fixed income capital raising revenues decreased from a year ago as microeconomic conditions contributed to lower bond issuances.

Fixed income transactional revenues increased 24% from a year ago:

›	Fixed income transactional revenues increased from the year-ago quarter driven by the Vining Sparks acquisition, which closed in November 2021, and an increase in trading gains.

Equity transactional revenues decreased 29% from a year ago:

›	Equity transactional revenues declined from the year-ago quarter primarily as a result of trading losses and declines in cash equities. Broad macroeconomic and geopolitical concerns led to volatility in global equity prices, resulting in trading losses compared with trading gains during the prior year period.

Total Expenses:

›	Compensation expense as percent of net revenues decreased to 58.5% primarily as a result of lower compensable revenues.

›	Non-compensation operating expenses as a percent of net revenues increased to 19.1% as a result of lower net revenues, higher travel-related expenses, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations
(000s)	1Q 2022	1Q 2021
Net revenues	$431,363	$506,081
Investment banking	249,699	325,739
Advisory	181,396	130,482
Equity capital raising	29,434	147,419
Fixed income capital raising	38,869	47,838
Fixed income transactional	122,293	98,395
Equity transactional	56,566	79,121
Other	2,805	2,826
Total expenses	$334,735	$388,893
Compensation expense	252,347	301,624
Non-comp. opex.	82,388	87,269
Pre-tax net income	$96,628	$117,188
Compensation ratio	58.5%	59.6%
Non-compensation ratio	19.1%	17.2%
Pre-tax margin	22.4%	23.2%

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Other Matters

Highlights

›	Total assets increased $6.9 billion, or 25%, over the year-ago quarter and 3% sequentially.

›	Tangible book value per common share (7) of $27.91, up 17% from prior year.

›	The Company repurchased $86.6 million of its outstanding common stock during the first quarter in connection with net-share settlements under its equity compensation plan. There were no open market repurchases during the first quarter of 2022.

›	The Board of Directors declared a $0.30 quarterly dividend per share payable on March 15, 2022 to common shareholders of record on March 1, 2022.

›	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on March 15, 2022 to shareholders of record on March 1, 2022.

	1Q 2022	1Q 2021
Common stock repurchases
Repurchases (000s)	$86,561	$81,282
Number of shares (000s)	1,226	1,502
Average price	$70.62	$54.12
Period end shares (000s)	106,626	105,215
Effective tax rate	23.6%	24.1%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	15.2%	16.0%
Tier 1 risk based capital ratio	18.6%	19.4%
Tier 1 leverage capital ratio	11.3%	11.5%
Tier 1 capital (MM)	$3,715	$3,034
Risk weighted assets (MM)	$19,959	$15,656
Average assets (MM)	$32,934	$26,419
Quarter end assets (MM)	$35,088	$28,142
Agency	Rating	Outlook
Fitch Ratings	BBB	Positive
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its first quarter 2022 financial results conference call on Wednesday, April 27, 2022, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 2672496. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended
(000s, except per share amounts)	3/31/2022	3/31/2021	% Change	12/31/2021	% Change
Revenues:
Commissions	$195,909	$213,614	(8.3)	$211,068	(7.2)
Principal transactions	159,270	165,006	(3.5)	144,584	10.2
Investment banking	254,846	339,288	(24.9)	477,371	(46.6)
Asset management	341,636	278,147	22.8	318,638	7.2
Other income	8,888	25,634	(65.3)	14,496	(38.7)

Operating revenues	960,549	1,021,689	(6.0)	1,166,157	(17.6)
Interest revenue	165,435	127,540	29.7	145,425	13.8

Total revenues	1,125,984	1,149,229	(2.0)	1,311,582	(14.2)
Interest expense	9,457	14,440	(34.5)	7,357	28.5

Net revenues	1,116,527	1,134,789	(1.6)	1,304,225	(14.4)
Non-interest expenses:
Compensation and benefits	673,691	697,914	(3.5)	757,948	(11.1)
Non-compensation operating expenses	215,727	208,983	3.2	227,615	(5.2)

Total non-interest expenses	889,418	906,897	(1.9)	985,563	(9.8)

Income before income taxes	227,109	227,892	(0.3)	318,662	(28.7)
Provision for income taxes	53,560	54,877	(2.4)	57,272	(6.5)

Net income	173,549	173,015	0.3	261,390	(33.6)
Preferred dividends	9,320	8,289	12.4	9,320	0.0

Net income available to common shareholders	$164,229	$164,726	(0.3)	$252,070	(34.8)

Earnings per common share:
Basic	$1.50	$1.53	(2.0)	$2.35	(36.2)
Diluted	$1.39	$1.40	(0.7)	$2.12	(34.4)
Cash dividends declared per common share	$0.30	$0.15	100.0	$0.15	100.0
Weighted average number of common shares outstanding:
Basic	109,205	107,746	1.4	107,185	1.9
Diluted	118,140	117,875	0.2	118,959	(0.7)

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Non-GAAP Financial Measures (9)

	Three Months Ended
(000s, except per share amounts)	3/31/2022	3/31/2021
GAAP net income	$173,549	$173,015
Preferred dividend	9,320	8,289

Net income available to common shareholders	164,229	164,726

Non-GAAP adjustments:
Merger-related (10)	14,853	15,429
Provision for income taxes (11)	(3,495)	(3,730)

Total non-GAAP adjustments	11,358	11,699

Non-GAAP net income available to common shareholders	$175,587	$176,425

Weighted average diluted shares outstanding	118,140	117,875

GAAP earnings per diluted common share	$1.47	$1.47
Non-GAAP adjustments	0.10	0.10

Non-GAAP earnings per diluted common share	$1.57	$1.57

GAAP earnings per diluted common share available to common shareholders	$1.39	$1.40
Non-GAAP adjustments	0.10	0.10

Non-GAAP earnings per diluted common share available to common shareholders	$1.49	$1.50

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended
(000s)	3/31/2022	3/31/2021
GAAP compensation and benefits	$673,691	$697,914
As a percentage of net revenues	60.3%	61.5%
Non-GAAP adjustments:
Merger-related (10)	(9,311)	(6,174)

Non-GAAP compensation and benefits	$664,380	$691,740

As a percentage of non-GAAP net revenues	59.5%	60.9%

GAAP non-compensation expenses	$215,727	$208,983
As a percentage of net revenues	19.4%	18.4%
Non-GAAP adjustments:
Merger-related (10)	(5,482)	(9,064)

Non-GAAP non-compensation expenses	$210,245	$199,919

As a percentage of non-GAAP net revenues	18.8%	17.7%
Total merger-related expenses	$14,853	$15,429

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also on non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $55.5 million and $51.7 million as of March 31, 2022 and 2021, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates as of the date of the earnings release, April 27, 2022.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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